Filed Pursuant to Rule 424(b)(3)
Registration No. 333-257237

LIGHTNING eMOTORS, INC.

SUPPLEMENT NO. 3
TO

Prospectus dated April 21, 2022

The date of this prospectus supplement is October 14, 2022

This prospectus supplement no. 3 is part of the prospectus of Lightning eMotors, Inc., dated April 21, 2022 (as amended from time to time, the “Prospectus”). This supplement no. 3 is being filed to update and supplement the information contained in the Prospectus with the information contained in our Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 29, 2022, August 30, 2022, September 9, 2022, September 15, 2022 and September 23, 2022 (the “Current Reports”), other than the information included in Item 7.01 and Exhibit 99.1, which was furnished and not filed. Accordingly, we have attached the Current Reports to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement no. 3 should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this prospectus supplement no. 3 you should rely on the information in this prospectus supplement no. 3.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of the Prospectus and in Section 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and Item 1A. Risk Factors in our Quarterly Report before buying our common stock or warrants.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2022
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

On July 28, 2022, we held our annual meeting of stockholders. Proxies were solicited pursuant to our definitive proxy statement filed on June 14, 2022 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934.

The number of shares of our common stock entitled to vote at the annual meeting was 75,550,685. The holders of 55,799,480 shares of common stock were present or represented by valid proxy at the annual meeting. Each share of common stock was entitled to one vote with respect to matters submitted to our stockholders at the annual meeting. At the annual meeting, our stockholders voted on the matters set forth below.

Proposal 1 – Election of Class II Directors

Robert Fenwick-Smith and Bruce Coventry were duly elected as our Class II directors. The result of the election was as follows:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Robert Fenwick-Smith	45,553,985	1,018,836	9,226,659
Bruce Coventry	43,537,087	3,035,734	9,226,659

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

Our stockholders voted upon and approved the ratification of the appointment and selection of Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2022. The votes on this proposal were as follows:

FOR	AGAINST	ABSTAIN
55,745,614	30,939	22,927
Item 9.01    Financial Statements and Exhibits.

Exhibit	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: July 29, 2022
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2022
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01    Entry into a Material Definitive Agreement

On August 30, 2022, Lightning eMotors, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park has committed to purchase up to $50.0 million of shares (the “Purchase Shares”) of the Company’s common stock, $0.0001 par value per share (“Common Stock”). The Company issued 299,491 shares of Common Stock to Lincoln Park as a commitment fee in connection with entering into the Purchase Agreement (the “Commitment Shares” and together with the Purchase Shares, the “Shares”). Concurrently with entering into the Purchase Agreement, the Company also entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which the Company agreed to take certain actions relating to the registration under the Securities Act of 1933, as amended, of the offer and sale of the shares of Common Stock available for issuance under the Purchase Agreement.

Beginning on the Commencement Date (as defined below) and thereafter, the Company has the right, in its sole discretion, to present Lincoln Park with a purchase notice (a “Regular Purchase Notice”), directing Lincoln Park to purchase up to 200,000 Purchase Shares (the “Regular Purchase Amount”) pursuant to the Purchase Agreement (a “Regular Purchase”) which may be increased to up to 300,000 shares, if the closing price of our Common Stock exceeds certain threshold prices set forth in the Purchase Agreement, subject to a maximum purchase commitment of Lincoln Park of $2,000,000 per Regular Purchase. The above-referenced share amount limitations and closing sale price thresholds are subject to adjustment for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction as provided in the Purchase Agreement. The purchase price per share for each Regular Purchase will be based on prevailing market prices of the Common Stock immediately preceding the time of sale as computed in accordance with the terms set forth in the Purchase Agreement. There are no upper limits on the price per share that Lincoln Park must pay for shares of Common Stock under the Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement.

If the Company directs Lincoln Park to purchase the maximum number of shares of Common Stock that the Company may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park to purchase additional shares of Common Stock in an “accelerated purchase” (each, an “Accelerated Purchase”) and an “additional accelerated purchase” (each, an “Additional Accelerated Purchase”) (including multiple Additional Accelerated Purchases on the same trading day) as provided in the Purchase Agreement. The purchase price per share for each Accelerated Purchase and Additional Accelerated Purchase will be based on market prices of the Common Stock on the applicable purchase date for such Accelerated Purchases and such Additional Accelerated Purchases.

The Company expects to use any proceeds it receives under the Purchase Agreement for investment and acquisitions, capital expenditures, and general corporate purposes.

The purchase price for the Purchase Shares that may be sold by the Company to Lincoln Park in Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases will be adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during any business day used in the calculation of the applicable purchase price for any such Purchase Shares that may be sold by the Company to Lincoln Park pursuant to the Purchase Agreement.

The aggregate number of Shares that the Company can issue to Lincoln Park under the Purchase Agreement may in no case exceed 15,119,694 Shares (subject to proportional adjustments for stock splits, reverse stock splits and similar events as described above), which number of Shares is equal to 19.99% of the outstanding shares of Common Stock immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless the Company obtains shareholder approval to issue shares in excess of the Exchange Cap. The Exchange Cap is not applicable to any shares of Common Stock that the Company may elect to sell to Lincoln Park pursuant to the Purchase Agreement, if any, at a purchase price equal to or in excess of the applicable “minimum price” (as defined in the applicable listing rules of the New York Stock Exchange), calculated at the time of such sales, if any, plus an incremental amount to take into account, among other things, the issuance of the Commitment Shares to Lincoln Park for non-cash consideration. In all instances, the Company may not sell shares of its Common Stock to Lincoln Park and its affiliates under the Purchase

Agreement if it would result in Lincoln Park beneficially owning more than 9.99% of the outstanding shares of Common Stock.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. Sales under the Purchase Agreement may commence only after certain conditions have been satisfied (the date on which all requisite conditions have been satisfied, the “Commencement Date”), which conditions include the delivery to Lincoln Park of a prospectus supplement covering the shares of Common Stock issued or sold by the Company to Lincoln Park under the Purchase Agreement, and the receipt by Lincoln Park of a customary opinion of counsel and other certificates and closing documents. We anticipate that such conditions will be satisfied on or about August 30, 2022.

The Purchase Agreement may be terminated by the Company at any time, at its sole discretion, without any cost or penalty, by giving one business day notice to Lincoln Park to terminate the Purchase Agreement. Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Common Stock. Although the Company has agreed to reimburse Lincoln Park for a limited portion of the fees it incurred in connection with the Purchase Agreement, the Company did not pay any additional amounts to reimburse or otherwise compensate Lincoln Park in connection with the transaction, other than the issuance of the Commitment Shares.

There are no limitations on use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into variable rate transactions described in the Purchase Agreement), rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement. The Company may deliver Purchase Notices under the Purchase Agreement, subject to market conditions, and in light of its capital needs from time to time and under the limitations contained in the Purchase Agreement.

The offer and sale of the Purchase Shares and Commitment Shares are being made pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-266736) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as supplemented by a prospectus supplement to be filed by the Company with the Securities and Exchange Commission on or about August 30, 2022 (the “Prospectus Supplement”). A copy of the legal opinion as to the legality of the Shares is filed as Exhibit 5.1 attached hereto.

The foregoing is a summary description of certain terms of the Purchase Agreement and the Registration Rights Agreement and, by its nature, is incomplete. Copies of the Purchase Agreement and the Registration Rights Agreement are filed as Exhibits 10.1 and 10.2 attached hereto. The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to such exhibits. The Purchase Agreement and Registration Rights Agreement contain customary representations and warranties, covenants and indemnification provisions that the parties made to, and solely for the benefit of, each other in the context of all of the terms and conditions of such agreements and in the context of the specific relationship between the parties thereto. The provisions of the Purchase Agreement and Registration Rights Agreement, including any representations and warranties contained therein, are not for the benefit of any party other than the parties thereto and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties thereto. Rather, investors and the public should look to other disclosures contained in the Company’s annual, quarterly and current reports it may file with the Securities and Exchange Commission.

The information contained in this Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the shares of the Company’s Common Stock discussed herein, nor shall there be any offer, solicitation or sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release dated August 30, 2022 announcing the transaction described in Item 1.01 is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in Item 7.01 to this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

Exhibit	Description
5.1	Opinion of Foley & Lardner LLP
10.1	Purchase Agreement, dated August 30, 2022, between Lightning eMotors, Inc. and Lincoln Park Capital Fund, LLC
10.2	Registration Rights Agreement, dated August 30, 2022, between Lightning eMotors, Inc. and Lincoln Park Capital Fund, LLC
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1)
99.1	Press release dated August 30, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: August 30, 2022
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2022
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Financial Officer

On September 7, 2022, Teresa Covington notified Lightning eMotors, Inc. (the “Company”) that she will retire as the Company’s Chief Financial Officer effective as of October 2, 2022 (the “Retirement Date”). Until the Retirement Date, Ms. Covington will continue to serve the Company on a full-time basis and will receive her normal salary and benefits. Commencing on October 3, 2022, Ms. Covington agreed to serve as a consultant to the Company through March 31, 2023.

Appointment of Certain Officers

Chief Financial Officer

In connection with Ms. Covington’s retirement, the Company also announced that David Agatston was appointed on September 8, 2022 to serve as the Company’s Chief Financial Officer beginning October 3, 2022 (the “Effective Date”). Prior to joining the Company, Mr. Agatston, 57, served as Senior Vice President of Finance and as a Divisional Chief Financial Officer for the Zayo Group, a leading provider of light-speed data transmission infrastructure serving wireless and wireline carriers, media, finance, healthcare, and other large enterprises, from June 2018 to March 2020. Prior to that, Mr. Agatston served for approximately 11 years as a Vice President of Intelsat, a leading provider and operator of satellite communication services, including as a Divisional Chief Financial Officer. During his time at Intelsat, Mr. Agatston served in a wide range of financial oversight capacities, including financial planning and analysis. Most recently, from April 2020 to the present, Mr. Agatston has provided outsourced financial services as an independent consultant. Mr. Agatston holds an MBA from the Darden School of Business Administration at the University of Virginia and a Bachelor of Sciences, Electrical and Biomedical Engineering from Duke University.

Compensatory Arrangements of Certain Officers

In connection with Mr. Agatston’s appointment, and pursuant to the terms of his offer letter dated September 8, 2022 (the “Offer Letter”), Mr. Agatston will receive an initial annual base salary of $350,000. Mr. Agatston will be eligible to earn an annual cash bonus (commencing with a pro-rated bonus for 2022 from the Effective Date), with an annual incentive target of 40% of his base salary, based upon achievement of performance goals established by the Company. Mr. Agatston will also be eligible to receive a one-time, new hire equity grant with a value of $100,000 (the “Equity Grant”) in the form of restricted stock units (“RSUs”). In addition, subject to approval by the Board of Directors, Mr. Agatston will be eligible to participate in the Company’s equity incentive plan with an annual target equity incentive of $600,000, (with the 2022 grant to be pro-rated based on the Effective Date). RSUs granted to Mr. Agatston under the Equity Grant and the Company’s equity incentive plan are subject to a three-year vesting period. Mr. Agatston will also be eligible to participate in the Company’s benefits plans available to the Company’s executive officers as described in the Company’s 2022 proxy statement.

In addition to the Offer Letter, the Company and Mr. Agatston entered into the Company’s standard form executive employment agreement (the “Employment Agreement”). Under the Employment Agreement, if Mr. Agatston’s employment is terminated without “cause,” he will be eligible to receive the following severance payments and benefits: (a) an amount equal to nine months of the Mr. Agatston’s then-current base salary, (b) a pro-rata portion of Mr. Agatston’s cash bonus target for the year of termination based on his performance, and (c) if Mr. Agatston elects to continue his healthcare coverage through the Company using COBRA, reimbursement of the employer portion of his COBRA premiums for nine months. Pursuant to the terms of the Employment Agreement, if Mr. Agatston’s employment is terminated without cause or for “good reason” within twelve months of a “change in control,” Mr. Agatston will receive the following severance payments and benefits: (a) an amount equal to 18 months of Mr. Agatston’s then-current base salary, (b) an amount equal to 100% of the annual cash bonus target, (c) if Mr. Agatston elects to continue his healthcare coverage through the Company using COBRA, reimbursement of the employer portion of his COBRA premiums for 18 months, and (d) each of Mr. Agatston’s outstanding and unvested equity awards will vest in full. The severance payments and benefits described above are subject to Mr. Agatston’s timely execution and non-revocation of a general release of claims in favor of the Company.

In addition to the severance payments and benefits described above, if Mr. Agatston’s employment is terminated due to his death or disability, then Mr. Agatston will be still entitled to receive a pro-rata portion of his target bonus for the year of termination based on his performance. Mr. Agatston also entered into the Company’s standard form of employee confidential information and inventions assignment agreement.

The foregoing description of the Offer Letter and the Employment Agreement is subject to and qualified in its entirety by reference to the full text of the Offer Letter and the Employment Agreement, respectively, and copies of the Offer Letter and the Employment Agreement will be filed as exhibits to the Company’s Form 10-Q for the quarter ending September 30, 2022.

Item 8.01     Other Events

On September 9, 2022, the Company issued a press release entitled “Lightning eMotors Announces CFO Transition.” A copy of this press release is attached as Exhibit 99.1.
Item 9.01    Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release by Lightning eMotors, Inc. dated September 9, 2022
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: September 9, 2022
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 9, 2022
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01     Other Events

On August 9, 2022, Lightning eMotors, Inc. (the “Company”) disclosed in its Form 10-Q that it received a subpoena from the Securities and Exchange Commission (“SEC”) requesting certain information about the Company’s business (including historical and projected performance, among other things) as part of a non-public fact-finding investigation.

On September 9, 2022, the SEC informed the Company that it had concluded its investigation, and that it did not intend to recommend an enforcement action against the Company.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: September 15, 2022
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2022
Lightning eMotors, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39283	84-4605714
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
815 14th Street SW, Suite A100
Loveland, Colorado 80537
(Address of principal executive offices, including zip code)
1-800-223-0740
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZEV	New York Stock Exchange
Redeemable Warrants, each full warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	ZEV.WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2022, the Board of Directors (the “Board”) of Lightning eMotors, Inc. (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, determined to expand the size of the Board from six members to seven members, such expansion to be effective on September 26, 2022. On September 22, 2022, the Board, also upon the recommendation of the Nominating and Corporate Governance Committee, appointed Ms. Wanda Jackson-Davis to fill the newly-created directorship resulting from the expansion in the size of the Board from six members to seven members, such appointment to be effective as of September 26, 2022. Ms. Jackson-Davis was appointed as a Class II director for a term expiring at the Company’s 2025 annual meeting of stockholders. She was also appointed to the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board, effective immediately.

Ms. Jackson-Davis currently serves as Vice President, Sourcing and Procurement with McKesson Corporation, a global leader in health care supplies, retail pharmacy, and pharmaceutical distribution. Previously, she was Senior Vice President of Procurement for Dematic, Inc. from October 2019 to August 2022. Prior to that, from November 2014 to October 2019, Ms. Jackson-Davis served as the Vice President of Supply Chain and Supply Chain Leader for ABB, Inc. Ms. Jackson-Davis also served for approximately seven years as a purchasing manager for Ford Motor Company. Ms. Jackson-Davis received a bachelor’s degree in supply chain management from Michigan State University and an MBA from Emory University. She is also a Certified Professional in Supply Chain Management (CPSM) and a Certified Professional in Supplier Diversity (CPSD) both from the Institute of Supply Management.

There is no arrangement or understanding between Ms. Jackson-Davis and any other persons pursuant to which she was selected as a director of the Company. Additionally, there are no transactions between Ms. Jackson-Davis and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Jackson-Davis will be entitled to receive compensation for her service on the Board in accordance with the Company’s standard compensatory arrangement for non-employee directors as described in the Company’s proxy statement for the 2022 annual meeting of stockholders. Ms. Jackson-Davis will also receive an initial grant of $120,000 in restricted common stock units (“RSUs”), pursuant and subject to the terms of the Company’s 2021 Equity Incentive Plan. The RSUs will vest annually in three installments on the anniversary of the grant date. In addition, Ms. Jackson-Davis will receive a pro-rated annual grant of $106,000 in RSUs vesting quarterly over one year from the original board grant date of August 15, 2022.

Ms. Jackson-Davis and the Company will also execute the Company’s standard form of director indemnification agreement that provides, among other things, that the Company will indemnify and hold Ms. Jackson-Davis harmless for losses and expenses resulting from claims arising out of, or related to, the fact that she is a director of the Company.

Item 8.01 Other Events.

On September 23, 2022, the Company issued a press release entitled “Lightning eMotors Appoints Wanda Jackson-Davis to the Board of Directors.” A copy of this press release is attached as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

Exhibit	Description
99.1	Press release by Lightning eMotors, Inc. dated September 23, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning eMotors, Inc.
Dated: September 23, 2022
	By:	/s/ Timothy Reeser
	Name:	Timothy Reeser
	Title:	Chief Executive Officer and President